EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of May 15, 2008 between Amerex Group, Inc., an Oklahoma corporation (the “Company”), and Gregory Sichenzia (the “Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain SEC related legal services in connection with their business (the “’34 Act Work”) on a fixed fee basis, and the Consultant has agreed to provide the Company with the ’34 Act Work; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered in satisfaction of the monthly fixed fee;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company will register 800,000 shares of the Company’s common stock, par value $.001 per share, and issue the shares to the Consultant from time to time following the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares issued to the Consultant shall represent consideration for the ‘34 Act Work by the Consultant on behalf of the Company based on the following arrangement: $5,000 worth of stock each month for the twelve month period beginning on April 1, 2008 and ending April 1, 2009.  The shares issued to the Consultant will be based on a 50% discount to market and will be calculated using the Volume Weighted Average Price (“VWAP”) for the last three trading days of the previous month.  The certificates for the shares will be issued and delivered to the Consultant on the first day of the month that those services are rendered (Example: shares issued for the payment of services for June 2008 will be based on the VWAP of the last three trading days of May 2008 and will be delivered on June 1, 2008), except that the certificate for the shares to be issued in respect of April and May of 2008, shall be delivered immediately following the filing of the Form S-8 and will be calculated based on the average of the closing prices for May 16, 2008, May 19, 2008 and May 20, 2008, which is $0.17.

2.           Shares to be issued hereunder shall be registered using a Form S-8.  The Company shall file such Form S-8 with the Securities and Exchange Commission within five business days of the execution of this agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

CONSULTANT

/s/ Gregory Sichenzia
Gregory Sichenzia

The Company:

AMEREX GROUP, INC.

By: /s/ Nicholas J. Malino
Nicholas J. Malino
Chief Executive Officer